SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2006

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 3, 2006, Open Text Corporation (“the Company”) entered into an agreement with Paul J. McFeeters on the terms of his appointment as Chief Financial Officer of the Company effective June 1, 2006. The material terms of the agreement are described under Item 5.02 of this Form 8-K and such description is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On May 4, 2006, Open Text Corporation issued a press release announcing its financial results for the fiscal quarter ended March 31, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02(b) and (c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On May 3, 2006, the Company’s Board of Directors (“the Board”) appointed Paul J. McFeeters, to the position of Chief Financial Officer effective June 1, 2006 and issued a press release on May 4, 2006 announcing the appointment.

The Board and Mr. McFeeters agreed on the following material terms and conditions of Mr. McFeeters’ appointment: Mr. McFeeters will receive an annual base salary of CDN $300,000 and will be eligible for a targeted annual bonus of CDN $125,000, with the actual amount of the bonus to be determined based upon performance criteria mutually agreed upon between the Company and Mr. McFeeters.

Mr. McFeeters will also be eligible to receive options to acquire 250,000 Common Shares of Open Text issuable under and subject to the terms of the Open Text 2004 Stock Option Plan (“2004 Plan”), to be granted by the Board with an exercise price equal to the market value as of the date of grant. The options will become vested in 20% annual installments over the five years following the grant, subject to the terms and conditions of the 2004 Plan.

Mr. McFeeters will also be eligible to participate in the Open Text employee benefits plan, on the same terms as are generally available to all Open Text employees.

Beginning September 1, 2006, in the event of the termination of Mr. McFeeters’ employment by the Company, for other than gross misconduct or cause, Mr. McFeeters will be eligible to receive a severance payment equivalent to three months annual base salary.

Mr. McFeeters is 51 years old and has more then 20 years of business experience, including previous employment as Chief Financial Officer of Platform Computing Inc. (a grid computing software vendor), Kintana, Inc. (a privately-held IT governance software provider), as well as President and CEO positions at MD Financial Trust and Municipal Financial Corporation. He holds a Certified Management Accountant designation and attained an MBA from York University, Canada.

***

(b) Mr. Alan Hoverd, the current Chief Financial Officer of the Company, will cease serving as Chief Financial Officer effective June 1, 2006 and will move to a new role as Executive Vice President, Strategic Initiatives. There were no changes to the terms and conditions of Mr. Hoverd’s existing employment agreement with the Company.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Open Text Corporation on May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

May 4, 2006	By:	/s/ Alan Hoverd
Alan Hoverd
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Open Text on May 4, 2006.